Exhibit 10.2.7

SIXTH AMENDMENT TO LEASE

SIXTH AMENDMENT TO LEASE dated the 1st day of February, 2002 by and between BTC BLOCK 20 PARTNERSHIP, L.P., a New York Limited Partnership, as successor in interest to WILLOWBROOK II, LLC, University Corporate Centre, 100 Corporate Parkway, Suite 500, Amherst, New York 14226, (“Landlord”) and PAETEC CORP., with offices located at 600 WillowBrook Office Park, Fairport, New York 14450, (“Tenant”).

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated July 7,1999 for a SEVENTY FIVE THOUSAND (75,000) square feet of original Demised Premises located at 600 WillowBrook Office Park, Fairport, New York 14450, (“Lease”); and which was amended by a First Amendment to Lease dated February 11, 2000; a Second Amendment to Lease dated March 7, 2000; a Third Amendment to Lease dated December 22, 2000; a Fourth Amendment to Lease dated January 22, 2001; a Fifth Amendment to Lease dated February 22, 2001; an Assignment and Assumption of Lease Agreement dated June 12, 2001 by and between WillowBrook II, LLC and BTC Block 20 Partnership, L.P.; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that the Lease, shall be amended as follows:

ARTICLE 16

EMINENT DOMAIN

I. Section 16.01 shall be deleted and replaced with the following;

Section 16.01 If the Demised Premises or the Building, or any portion thereof, is taken by public authorities, through condemnation or by Deed in lieu thereof, or be acquired for public or quasi-public purposes, the rights of the parties shall be as follows:

a) If less than twenty-five (25%) percent of the Demised Premises is taken, or if none of the Demised Premises is taken, but less than twenty-five (25%) percent of the parking (such that same cannot be replaced on the Building), or the Building is taken, then the Landlord shall restore the Demised Premises, the Building or the parking as the case may be, to the end that same shall be restored as far as practical, to the condition existing immediately prior to such taking. In the case of parking, the restoration shall require parking to be contiguous to or in close proximity to the existing parking. If said taking reduces the size of the Demised Premises, and/or parking then there shall be a proportionate reduction in the Monthly Installment of Rent.

b) If more than twenty-five (25%) percent of the Demised Premises is taken, or more than fifty (50%) percent of the parking (such that same cannot be replaced in the WillowBrook Office Park contiguous to or in close proximity to the existing parking) or the Building is taken, then Tenant shall have the option of terminating this Lease by giving to Landlord within sixty (60) days of the notification to Tenant of the condemnation or taking, written notice that it is terminating the Lease effective at any time within two hundred seventy (270) days thereafter. In the event Tenant so exercises its option to terminate, any unearned rent shall be refunded to Tenant. If Tenant does not exercise its option to terminate, the rent shall be reduced in proportion to the reduction in size of the Leased Premises and/or the parking.

c) Notwithstanding the above, in the event of a condemnation or taking to the extent of more than fifty (50%) of the Demised Premises, Landlord shall have the option, with ten (10) days written notice given to Tenant within thirty (30) days of the condemnation or taking, to terminate this Lease effective two hundred seventy (270) days thereafter. In such case, all unearned rents shall be refunded to Tenant.

d) Tenant shall not be entitled to any part of the award or awards made as a result of the condemnation or taking provided, however, Tenant may make a claim for the loss of Tenant’s fixtures, loss of business and relocation expenses.

e) Notwithstanding anything in this Article “16th” to the contrary, Landlord shall not be required to repair or rebuild the Demised Premises or the Building or parking during the last year of the original term or the last year of any renewal term hereof unless Landlord opts in writing to do so.

WHEREFORE, Except as specifically amended herein, the terms and conditions of the Lease Agreement between the parties entered into on or about July 7, 1999; which was amended by a First Amendment to Lease dated February 11, 2000; a Second Amendment to Lease dated March 7, 2000; a Third Amendment to Lease dated December 22, 2000; a Fourth

Amendment to Lease dated January 22, 2001; a Fifth Amendment to Lease dated February 22, 2001; an Assignment and Assumption of Lease Agreement dated June 12, 2001 by and between WillowBrook II, LLC and BTC Block 20 Partnership, L.P.; shall continue in full force and effect throughout the renewal term. Where the Lease is inconsistent with this Sixth Amendment to Lease, this Sixth Amendment to Lease shall control.

IN WITNESS WHEREOF, the parties have affixed their hands and seals the day and year first above written.

BTC BLOCK 20 PARTNERSHIP, L.P.

By:	/s/ CARL J. MONTANTE
Carl J. Montante

PAETEC CORP.

By:	/s/ RICHARD OTTALAGANA
Richard Ottalagana